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                                                                     EXHIBIT 5.1
                                                                     -----------


                                December 2, 1996


Board of Directors
Houghten Pharmaceuticals, Inc.
3550 General Atomics Court
San Diego, CA 92121


         Re:      Registration Statement on Form S-8
                  1995 Stock Plan


Ladies and Gentlemen:

         With reference to the Registration Statement on Form S-8 to be filed by Houghten Pharmaceuticals, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, relating to 421,424 shares of the Company's Common Stock which may be issuable pursuant to the 1995 Stock Plan of the Company (the "Plan"), it is our opinion that such shares of the Common Stock of the Company, when issued and sold in accordance with the Plan, will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

                                               Very truly yours,

                                               /s/ Pillsbury Madison & Sutro LLP